Exhibit 10.6

A. J. SMITH FEDERAL SAVINGS BANK

AMENDED AND RESTATED

2005 RETIREMENT PLAN FOR OUTSIDE DIRECTORS

A. J. SMITH FEDERAL SAVINGS BANK

AMENDED AND RESTATED

2005 RETIREMENT PLAN FOR OUTSIDE DIRECTORS

TABLE OF CONTENTS

ARTICLE I - GENERAL		1
1.1	Effective Date	1
1.2	Purpose	1
1.3	Intent	1
ARTICLE II - DEFINITIONS AND USAGE		2
2.1	Definitions	2
2.2	Usage	5
ARTICLE III - ELIGIBILITY AND PARTICIPATION		5
ARTICLE IV - PAYMENT OF BENEFITS		6
4.1	Entitlement to Benefit Payments	6
4.2	Unforeseeable Emergencies	6
4.3	Distribution Upon Change in Control	7
ARTICLE V - PAYMENT OF BENEFITS ON OR AFTER DEATH		7
5.1	Commencement of Benefit Payments	7
5.2	Designation of Beneficiary	7
ARTICLE VI - ESTABLISHMENT OF TRUST; AUTOMATIC FUNDING UPON A CHANGE IN CONTROL		7
ARTICLE VII - RIGHTS OF PARTICIPANTS; TERMINATION OR SUSPENSION UNDER FEDERAL LAW		8
ARTICLE VIII - INTERPRETATION OF THE PLAN		9
ARTICLE IX - LEGAL FEES		9
ARTICLE X - MISCELLANEOUS PROVISIONS		9
10.1	Amendment and Termination of Plan	9
10.2	Limited Payments	10
10.3	No Assignment	10
10.4	Incapacity	10
10.5	Successors and Assigns	11
10.6	Governing Law	11
10.7	No Guarantee of Continued Service	11
10.8	Severability	11
10.9	Notification of Addresses	11
Appendix A		A-1
Appendix B		B-1
Appendix C		C-1

A. J. SMITH FEDERAL SAVINGS BANK

AMENDED AND RESTATED

2005 RETIREMENT PLAN FOR OUTSIDE DIRECTORS

WHEREAS, A. J. Smith Federal Savings Bank (the “Bank”) recognizes the unique qualifications of its non-employee directors (“Outside Directors”) and the valuable services that they have provided to the Bank; and

WHEREAS, the Bank previously adopted the A. J. Smith Federal Savings Bank 2005 Retirement Plan for Outside Directors (the “2005 Plan”), which was drafted in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, Code Section 409A requires that certain types of deferred compensation arrangements comply with its terms or the recipients of such compensation shall be subject to additional taxes and penalties; and

WHEREAS, the 2005 Plan was adopted prior to the implementation of the final Treasury Regulations under Code Section 409A, and the Bank and Outside Directors now wish to amend and restate the 2005 Plan effective as of January 1, 2008 in order to comply with such final Treasury Regulations that were published in April 2007.

NOW THEREFORE, the Plan is hereby amended and restated effective as of January 1, 2008, as follows.

ARTICLE I - GENERAL

1.1                               Effective Date

The Plan was originally effective as of January 1, 2005.  The Plan is hereby amended and restated effective as of January 1, 2008, in order to comply with the final Treasury Regulations promulgated under Code Section 409A.

1.2                               Purpose

The purpose of the Plan is to provide retirement income to a Participant for a designated period of time upon his Separation from Service from the Board.

1.3                               Intent

This Plan is not intended to be an “employee pension benefit plan” under the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as none of its Participants are employees of the Bank, or its affiliates.  The Plan is not intended to be a plan described in section 401(a) of the Code or section 3(2)(A) of ERISA.  The obligation of the Bank to make payments under this Plan constitutes nothing more than an unsecured promise to make such payments and any property of the Bank that may be set aside for the payment of benefits under the Plan shall in the event of the Bank’s bankruptcy or insolvency, remain subject to the claims of the Bank’s creditors until such benefits are distributed in accordance with Article IV or

Article V herein.  This Plan is adopted following the enactment of Code Section 409A and is intended to be construed consistent with the requirements of that Section, the Treasury regulations and other guidance issued thereunder.  If any provision of the Plan shall be determined to be inconsistent therewith for any reason, then the Plan shall be construed and enforced as if such provision had never been included.

ARTICLE II - DEFINITIONS AND USAGE

2.1                               Definitions

Whenever used in this Plan, the following words and phrases have the meanings set forth below unless the context clearly requires a different meaning:

“Bank” shall mean A. J. Smith Federal Savings Bank, and any successor thereto.

“Beneficiary” shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant’s Benefits under Article V.

“Benefit” or “Benefits” shall mean, collectively, the benefits payable pursuant to Articles IV and V of the Plan.

“Benefit Percentage” shall be determined based on the number of the Participant’s full years of service on the Board (whether before or after the Initial Effective Date, but disregarding service on the Board as an Inside Director if covered at that time by a plan for Inside Directors), and shall be determined according to the following schedule:

Full Years of Service as
An Outside Director	Percentage

1	10%
2	20%
3	30%
4	40%
5	50%
6	60%
7	70%
8	80%
9	90%
10 or more	100%

Notwithstanding the foregoing schedule, an Outside Director’s Benefit Percentage shall be deemed to be 100% upon (i) termination of his service on the Board due to his death or Disability, or (ii) a Change in Control.  The Benefit Percentage of an Outside Director who is receiving Benefits hereunder will not increase as a result of the occurrence of a Change in Control during the payout period.

“Board” shall mean the Board of Directors of the Bank.

“Change in Control” means (i) a change in ownership of the Bank under paragraph (a) below, or (ii) a change in effective control of the Bank under paragraph (b) below, or (iii) a change in the ownership of a substantial portion of the assets of the Bank under paragraph (c) below:

(a)                                 Change in the ownership of the Bank.  A change in the ownership of the Bank shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.  However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) below).  An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section.  This paragraph (a) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.

(b)                                 Change in the effective control of the Bank.  A change in the effective control of the Bank shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)(D)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30% or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that this subsection (b) is inapplicable where a majority shareholder of the Bank is another corporation. For purposes of (b)(ii), the term corporation refers solely to a corporation for which no other corporation is a majority shareholder.  In the absence of an event described in paragraph (i) or (ii), a change in the effective control of a corporation will not have occurred.  If any one person, or more than one person acting as a group, is considered to effectively control a corporation (within the meaning of this paragraph (b)), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation within the meaning of paragraph (a)).  Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(c)                                  Change in the ownership of a substantial portion of the Bank’s assets.  A change in the ownership of a substantial portion of the Bank’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer.

(d)                                 For all purposes hereunder, the definition of Change in Control shall be construed and interpreted consistent with the requirements of Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5) or other guidance issued thereunder, except to the extent that such Treasury Regulations are superseded by subsequent guidance..

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur solely by reason of a transaction in which the Bank converts to the stock form of organization on a stand-alone basis or as a subsidiary of the Company.  The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

“Committee” means a Committee of the Board designated by the Board to administer the Plan.  The Committee shall consist of three or more members of the Board or, if no Committee is appointed, the full Board.

“Company” shall mean the mutual holding company or stock holding company parent of the Bank.

“Disability” means any case in which an Outside Director: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is determined to be totally disabled by the Social Security Administration.

“Employee” shall mean any person who is employed by the Bank or an affiliate on a full-time basis.

“Effective Date.”  The initial Effective Date of the Plan was January 1, 2005.  The Plan is hereby amended and restated effective as of January 1, 2008, in order to conform to the final Treasury Regulations under Code Section 409A.

“Inside Director” shall mean a Director who is also an Employee.

“Outside Director” shall mean a member of the Board who is not also an Employee.

“Participant” means an Outside Director listed in Appendix C who served on the Board on the initial Effective Date or who served on the Board after such date and who was appointed by the Board pursuant to Article III to participate in the Plan.

“Plan” shall mean the A. J. Smith Federal Savings Bank Amended and Restated 2005 Retirement Plan for Outside Directors.

“Plan Year” means the period from January 1 to December 31.

“Separation from Service” shall be interpreted consistent with Code Section 409A and the Treasury Regulations thereunder, and shall mean the Outside Director’s death, retirement, or termination from service on the Bank’s Board of Directors following a failure to be reappointed or reelected to the Board.  For these purposes, the Outside Director shall not be deemed to have a Separation from Service until the Outside Director no longer serves on the Board of Directors of the Bank, or any member of a controlled group of corporations with the Bank within the meaning of Treasury Regulation Section 1.409A-1(h)(3).

“Trust” shall mean that agreement entered into pursuant to the terms hereof between the Bank and the Trustee.

“Trustee” shall mean that person(s) or entity appointed by the Board pursuant to the Trust to hold legal title to the plan assets for the purposes set forth herein.

2.2                               Usage

Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

Those Outside Directors who are listed in Appendix C shall be eligible to participate in the Plan as of the initial Effective Date.  Thereafter, additional Outside Directors may be designated as Participants in the Plan by the Board, from time to time, in its sole discretion.  Additional Outside Directors shall commence participation in the Plan as of the first day of the Plan Year designated by the Board.  An Outside Director shall cease to be a Participant when he resigns or is terminated from the Board and: (1) his Benefit is not vested; or (2) his Benefit is distributed to him or on his behalf.

ARTICLE IV - PAYMENT OF BENEFITS

4.1                               Entitlement to Benefit Payments

Unless a Participant makes the alternative lump sum distribution election described hereinbelow, in the event that a Participant has a Separation from Service for any reason other than death, the Participant shall receive 10 annual payments, with the amount of each payment being equal to the product of his Benefit Percentage and $12,000.  The payments due to an Outside Director under this Article IV shall begin on the first day of the second month following the date of the Outside Director’s Separation from Service on the Board, and shall thereafter be made on the annual anniversary dates of such first payment date.  Alternatively, a Participant may elect an optional lump sum form of payment by submitting to the Committee a document substantially in the form attached hereto as Appendix A prior to December 31, 2008, or with respect to a new Participant, within thirty (30) days after the Participant’s initial entry into the Plan.  The optional lump sum form of benefit shall be paid within thirty (30) days of the Participant’s Separation from Service and shall be the present value of the normal installment benefit set forth above.  Such optional distribution election once made by a Participant shall be irrevocable.  After the death of the Outside Director, remaining Benefits, if any, shall be payable as set forth in Article V.

4.2                               Unforeseeable Emergencies

Benefits may be paid to a Participant or Beneficiary hereunder in the event of an Unforeseeable Emergency.  An Unforeseeable Emergency means an unanticipated emergency that is caused by an event beyond the control of the participant or Beneficiary, such as a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, beneficiary, or of a dependent (as defined in Code Section 152(a)), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances, and the Unforeseeable Emergency would result in severe financial hardship to the individual if early withdrawal were not permitted.  The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(a)                                 Through reimbursement or compensation by insurance or otherwise;

(b)                                 By liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(c)                                  By cessation of deferrals under the Plan.

Examples of what are not considered Unforeseeable Emergencies include the need to send a Participant’s child to college or the desire to purchase a home.  An early withdrawal from the Plan pursuant to this provision must be limited to the amount necessary to meet the emergency, plus taxes reasonably anticipated as a result of the distribution.  In the event of a withdrawal due to an Unforseeable Emergency, the amount withdrawn shall reduce the payments made to a Participant upon Separation from Service by decreasing each annual payment by its pro-rata share of the amount withdrawn.  In the event that the Participant has elected a lump sum payment under another Section of this Article IV, the lump sum amount shall be reduced by the amount distributed hereunder.

4.3                               Distribution Upon Change in Control

Upon a Change in Control, all Participants shall have the present value of their vested Benefit paid to them in a lump sum within thirty (30) days of the Change in Control, irrespective of whether the Participant has had a Separation from Service at such time.  If a Participant is receiving payments at the time of the Change in Control, all remaining payments will be accelerated and paid in a lump sum within thirty (30) days of the Change in Control.

ARTICLE V - PAYMENT OF BENEFITS ON OR AFTER DEATH

5.1                               Commencement of Benefit Payments

If a Participant dies before payments of his Benefits under the Plan have commenced, or after payments have commenced, but before they are completely paid, and the Participant has designated his spouse as his Beneficiary, then his spouse shall be paid out, or shall continue to be paid out, in accordance with the terms of Article IV. If a Participant dies before payments of his Benefits under the Plan have commenced, or after payments have commenced, but before they are completely paid, and the Participant has a Beneficiary other than his Spouse (as designated by the Participant, or determined by the Committee, in accordance with Section 5.2), then the Participant’s non-spousal Beneficiary shall receive the present value of the Participant’s remaining Benefits in the form of a lump sum, payable within thirty (30) days of the Participant’s date of death.

5.2                               Designation of Beneficiary

A Participant may, by delivering a written instrument to the Committee in the form attached hereto as Appendix B, designate one or more primary and contingent Beneficiaries to receive his Benefit which may be payable to the Participant hereunder following the Participant’s death, and may designate the proportions in which such Beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation filed with the Committee prior to the Participant’s death shall control. If a Participant fails to specifically designate a Beneficiary or, if no designated Beneficiary survives the Participant, payment shall be made in the following order of priority:

(a)                                                         to the Participant’s surviving spouse; or if none,

(b)                                                         to the Participant’s children, per stirpes; or if none,

to the Participant’s estate.

ARTICLE VI - ESTABLISHMENT OF TRUST;
AUTOMATIC FUNDING UPON A CHANGE IN CONTROL

The Bank may establish a Trust into which it may contribute assets which may be held subject to the claims of the Bank’s creditors in the event of the Bank’s “Insolvency” as defined in the Trust.  In addition, prior to any Change in Control the Bank shall establish the Trust (if it has not been previously established), and shall contribute to the Trust an amount that is projected to be sufficient to enable the Trust to pay all Benefits that could become payable under the Plan.  In the event of a Change in Control, the Trust shall be irrevocable until all benefits have been paid to all Participants.

ARTICLE VII - RIGHTS OF PARTICIPANTS; TERMINATION OR
SUSPENSION UNDER FEDERAL LAW

The rights of Participants and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Bank. In the event that the Bank shall establish a Trust, assets of the Bank may be held by the Trust, subject to claims by general creditors of the Bank by appropriate judicial action as provided by such Trust.

If the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (“FDIA”) (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Plan shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

All obligations under this Plan shall terminate, except to the extent that continuation of this Plan is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision (“Director of OTS”), or his or her designee, at the time that the Federal Deposit Insurance Corporation (“FDIC”) enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Bank’s affairs, the Bank’s obligations under this Plan shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

To the extent required under federal banking law, the amount payable hereunder shall be reduced to the extent that on the date of an Outside Director’s termination of service as a director, either (i) the present value of his Benefits exceeds the limitations that are set forth in Office of Thrift Supervision Handbook, Section 310, if in effect on such date, or (ii) such reduction is necessary to avoid subjecting the Bank to a loss of tax deduction under Code section 280G.

ARTICLE VIII - INTERPRETATION OF THE PLAN

The Committee shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Committee shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).

ARTICLE IX - LEGAL FEES

In the event any dispute shall arise between an Outside Director and the Bank as to the terms and interpretation of the Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by an Outside Director to enforce the terms of this Plan or in defending against any action taken by the Bank, the Bank shall promptly reimburse the Outside Director for all costs and expenses, including reasonable attorney’s fees, arising from such dispute, proceedings or actions; provided that the Outside Director shall return such amounts to the Bank if he fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his favor.  Such reimbursements to an Outside Director shall be paid promptly by the Bank and in any event not later than March 15 of the year immediately following the year in which the Outside Director incurred the expense.

ARTICLE X - MISCELLANEOUS PROVISIONS

10.1        Amendment and Termination of Plan

The Bank reserves the right to amend the Plan in any manner that it deems advisable by a resolution of the Board. No amendment shall, without the Participant’s consent, affect the amount of the Participant’s Benefit at the time the amendment becomes effective or the right of the Participant to receive a distribution of his Benefit.  Subject to the requirements of Code Section 409A, in the event of complete termination of the Plan, the Plan shall cease to operate and the Bank shall pay out to each Participant his benefit as if the Participant had terminated service as of the effective date of the complete termination.  Such complete termination of the Plan shall occur only under the following circumstances and conditions:

(a)                                 The Board may terminate the Plan within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a Bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b)                                 The Board may terminate the Plan by irrevocable Board action taken within the 30 days preceding a Change in Control (but not following a

Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Bank are terminated so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.

(c)                                  The Board may terminate the Plan at any time provided that (i) the termination of the Plan does not occur proximate to a downturn in the financial health of the Bank, (ii) all arrangements sponsored by the Bank that would be aggregated with this Plan under Treasury Regulations Section 1.409A-1(c) if the Participant covered by this Plan was also covered by any of those other arrangements are also terminated; (iii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iv) all payments are made within 24 months of the termination of the arrangements; and (v) the Bank does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations Section 1.409A-1(c) if the Participant participated in both arrangements, at any time within three years following the date of termination of the arrangement

10.2        Limited Payments

The Bank reserves the right to terminate the accrual of future contribution under the Plan at any time. No termination shall, without the Participant’s consent, affect the amount of the Participant’s Benefit prior to the termination or the right of the Participant to receive a distribution of his Benefit, in accordance with his election, except as set forth herein.  If following the time of termination of future accruals a Participant’s account balance at Separation from Service does not exceed the applicable dollar limitation under Section 402(g)(1)(B) of the Code with respect to the year of the Participant’s Separation from Service, the Bank shall distribute the Participant’s account in a lump sum within thirty (30) days of the Participant’s Separation from Service.

10.3        No Assignment

The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable under the Plan or any of the payments provided for in the Plan, nor shall any interest in amounts payable or in any payments under the Plan be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

10.4        Incapacity

If any person to whom a benefit is payable under the Plan is an infant or if the Administrator determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Committee may cause the payments becoming due to such person to be made to another person for his benefit. Payments made pursuant to this Section shall, as to such payment, operate as a complete discharge of the Plan, the Bank, and the Committee.

10.5        Successors and Assigns

The provisions of the Plan are binding upon and inure to the benefit of the Bank, its respective successors and assigns, and the Participant, his beneficiaries, heirs, legal representatives and assigns.

10.6        Governing Law

The Plan shall be subject to and construed in accordance with the laws of the State of Illinois.

10.7        No Guarantee of Continued Service

Nothing contained in the Plan shall be construed to give any Participant the right to be retained on the Board, or any equity or other interest in the assets, business or affairs of the Bank.

10.8        Severability

If any provision of the Plan shall be held illegal or invalid for any reason, including the failure of the Plan, or any part thereof, to conform to the provisions of Code Section 409A, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included.

10.9        Notification of Addresses

Each Participant and each Beneficiary shall file with the Committee, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Committee (or if no such address was filed with the Committee, then to the last post office address of the Participant or Beneficiary as shown on the Bank’s records) shall be binding on the Participant and each Beneficiary for all purposes of the Plan and neither the Committee nor the Bank shall be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary.

[signature page follows]

IN WITNESS WHEREOF, the Bank has caused this Plan to be entered into by its duly authorized officer, effective as of the date first written above.

DATE:	A. J. SMITH FEDERAL SAVINGS BANK

October 21, 2008	By:	/s/ Donna Manuel
	Title:	Vice-President/Corporate Secretary

A. J. SMITH FEDERAL SAVINGS BANK
AMENDED AND RESTATED
2005 RETIREMENT PLAN FOR OUTSIDE DIRECTORS

Appendix A

FORM OF PAYMENT ELECTION

Instructions:  Use this Form of Payment Election to elect an optional lump sum form of payment under Section 4.1 of the Plan in the event of your Separation from Service with the Bank.  If you do not choose an optional form of payment below, upon your Separation from Service payments will commence on the first day of the second month following your Separation from Service, and will be paid to you in annual installments over a period of 10 years.  By making the lump sum payment election below, you will receive a single lump sum payment equal to the present value of the 10 installment payments commencing within thirty (30) days following your Separation from Service.  The lump sum payment will be the actuarial equivalent of the 10 installment payments.  Such election, if made, must be made not later than December 31, 2008 for current Participants, or with respect to new Participants, within thirty (30) days after your initial entry into the Plan.  Your election below is irrevocable once made.

To:                             Administrator, A. J. Smith Federal Savings Bank Amended and Restated 2005 Retirement Plan for Outside Directors (the “Plan”)

Please check one (1) of the following:

☐

I do not wish to make any changes to my form of Benefit payments upon my Separation from Service. Payments shall be made to me in 10 annual installments commencing on the first day of the second month following my Separation from Service.

☐

I elect to receive a single lump sum payment of my Benefits upon my Separation from Service. Such payment shall be paid to me within thirty (30) days following my Separation from Service and shall be the actuarial equivalent of the 10 installment payments under the normal form of payment above.

A. J. SMITH FEDERAL SAVINGS BANK	PARTICIPANT

By:
Print Name

DATE:	DATE:

A-1

A. J. SMITH FEDERAL SAVINGS BANK

2005 RETIREMENT PLAN FOR OUTSIDE DIRECTORS

Appendix B

BENEFICIARY DESIGNATION

Print Name:

I hereby designate the following Beneficiary(ies) to receive any Benefits or death Benefits under the Plan, following my death:

PRIMARY BENEFICIARY:

Name:	% of Benefit:

Name:	% of Benefit:

Name:	% of Benefit:

SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the Participant):

Name:	% of Benefit:

Name:	% of Benefit:

Name:	% of Benefit:

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.  This Beneficiary Designation is revocable.

Date	Participant

Date	Compensation Committee Member

B-1

A. J. SMITH FEDERAL SAVINGS BANK
AMENDED AND RESTATED
2005 RETIREMENT PLAN FOR OUTSIDE DIRECTORS

Appendix C

Initial Participant	Participation Commencement Date

Additional Participants	Participation Commencement Date

C-1